Exhibit 6

IBERDROLA

Merger proposal with Iberdrola Renovables

8 March 2011

Agenda IBERDROLA

Strategic Fit

Offer Overview

Impact of the merger on Iberdrola

Attractive offer for Iberdrola Renovables’ Shareholders

Tentative Timetable

Conclusions

2

Strategic Fit IBERDROLA

Rationale for the offer

Changes in the renewable energy sector since the IPO of Iberdrola Renovables

Impact of the economic crisis

Evolution of energy prices

Slow down in regulatory developments

Fewer investment opportunities, principally in Spain and US

Fulfilment of the majority of the targets set at the IPO of Iberdrola Renovables

Financing growth: More than 5,400 new MW into operation since the IPO

Strengthening global leadership in renewable energies: 12,532 MW installed at end 2010

Increasing visibility of the renewable business

Strategic Fit IBERDROLA

Rationale for the offer

Share price does not reflect The potential growth of Iberdrola Renovables

Market value is lower than the invested capital plus the project pipeline

Improves the ability to extract value through a single business platform

Improves the implementation of the strategy through Iberdrola, a larger and stronger company

Financing through Iberdrola more feasible and efficient

Greater operational and financial resources to access to new technologies

Greater risk diversification

Strategic Fit IBERDROLA

Rationale for the offer

Provides greater flexibility and efficiency

The integration allows the optimisation of the Group’s management capacity

Annual savings/synergies of Eur 20 M

The reintegration of a business, that Iberdrola knows and in which it is recognised as the world’s benchmark

100% consolidation of Iberdrola Renovables in Iberdrola improves the Group’s Net Profit growth profile

Strategic Fit IBERDROLA

Rationale for the offer

Improvement in the profile of the shareholder base

Expansion and homogenisation of the shareholder base

Eliminates arbitrage between Iberdrola-Iberdrola Renovables

Reduces the risk of cannibalisation of the shareholder base

Higher dividend yield of the Iberdrola share

Higher free float and liquidity of the Iberdrola share

Strategic Fit IBERDROLA

Reintegration of Iberdrola Renovables into Iberdrola

Fundamental part of the generation mix, the Group’s strategy and key for its energy policies in its core markets

Future investments in renewables will continue to represent

a significant part of total investments

Investments 2010-2012

EBITDA 2012e by business

Regulated 41%

Others 3%

Regulated 48%

Renewables 22%

Liberalised 16%

Renewables 40%

Liberalised 30%

Iberdrola Renovables’ industrial project is 100% integrated into Iberdrola 2011-2012 new installed capacity: 2,200 MW

Agenda IBERDROLA

Strategic Fit

Offer Overview

Impact of the Merger on Iberdrola

Attractive offer for Iberdrola Renovables’ Shareholders

Tentative Timetable

Conclusions

Overview of the Offer IBERDROLA

The proposed operation is structured as a merger between Iberdrola and Iberdrola Renovables

Valuation

Eur 2.978/share

16.7% premium over average share price of the last 6 months

2.7% premium over IPO exchange ratio

0.49894437 Iberdrola shares for each IBR share

If Iberdrola Renovables approves, cash via an extraordinary

dividend before transaction closing equivalent to 40% of the

Iberdrola Renovables share price1

New exchange ratio: 0.29936662 Iberdrola shares for each IBR share

Calendar

Completion expected in July 2011

An attractive offer for Iberdrola Renovables’ shareholders

The offer will be evaluated by an ad hoc Committee formed exclusively by independent Board members of Iberdrola Renovables2

(1) In the case it is proposed by the independent committee of Iberdrola Renovables, Iberdrola commits itself to vote in favour of the extraordinary dividend payment. The dividend would not be subject to taxation according to tax legislation

(2) Ad hoc committee formed exclusively of independent Board members of Iberdrola Renovables with the aim of managing and leading the analysis, negotiations and deliberations over the proposed operation, as well as to present to the Audit and Control Committee, the Executive Committee and the Board of Directors of Iberdrola Renovables, as required, the decision proposals that it may consider needed or convenient

Overview of the Offer IBERDROLA

Iberdrola Offer

Proposal:

0.49894437 Iberdrola shares for each IBR share

Implied premium of 16.7% over average share price of the last 6 months

Iberdrola Renovables General Shareholders’ Meeting

Approval

Extraordinary dividend charged to share premium reserve of at least 40% of the Iberdrola offer price*

Iberdrola Renovables’ Shareholders

Receive:

Extraordinary dividend equivalent to 40% of the Iberdrola Renovables share price.

New exchange ratio: 0.29936662 Iberdrola shares for each Iberdrola Renovables share

(*) In the case it is proposed by the independent committee of Iberdrola Renovables, Iberdrola commits itself to vote in favour of the extraordinary dividend payment. The dividend would not be subject to taxation according to tax legislation

Precedent transactions IBERDROLA

6 month premium%

Structure

Carrefour / C.C.C. 8.4 Shares

Hisusa / Agbar 23.1 Shares

Nefinsa / Uralita 9.0 Cash

Telefonica / Tel Moviles 17.7 Cash/Shares

Unicredito / B. Austria 10.2 Cash/Shares

Prudential / Egg 11.1 Shares

Benetton / Autoestrade 17.7 Shares

Otras operaciones

Average 14-17% --

Agenda IBERDROLA

Strategic Fit

Offer Overview

Impact of the Merger on Iberdrola

Attractive offer for Iberdrola Renovables’ Shareholders

Tentative Timetable

Conclusions

Impact of the merger on Iberdrola IBERDROLA

Potential re-rating Iberdrola shares

Incorporation of Iberdrola Renovables’ shareholders and investors

Eur 20 MM/year of synergies and integration efficiencies

Technical re-rating due to Net Profit growth and Sum of the Parts

Slight EPS dilution in the short term

Approximately 1.5% in 2012

Limited impact on credit profile A-/A3 rating target maintained

Due to transaction structure: Cash and shares*

Financing structure similar to previous transactions

*Subject to Iberdrola Renovables’ independent committee proposal and after the approval by Iberdrola Renovables’ AGM

Agenda IBERDROLA

Strategic Fit

Offer Overview

Impact of the Merger on Iberdrola

Attractive offer for Iberdrola Renovables’ Shareholders

Tentative Timetable

Conclusions

Benefits for Iberdrola Renovables’ shareholders IBERDROLA

The proposed offer represents:

16.7% premium over average share price of the last 6 months

2.7% premium over IPO exchange ratio

Possibility to maintain exposure to the growth in renewable energies through Iberdrola shares

Shares with more liquidity

Shares with higher dividend yield

Diversifying business’ risks while maintaining the same opportunities provided by geographical diversification

Cash dividend payment not subject to taxation due to it being charged against share premium reserve*

*Subject to Iberdrola Renovables’ independent committee proposal and after the approval by Iberdrola Renovables’ AGM

Agenda IBERDROLA

Strategic Fit

Offer Overview

Impact of the merger on Iberdrola

Attractive offer for Iberdrola Renovables’ Shareholders

Tentative Timetable

Conclusions

Tentative timetable IBERDROLA

Transaction completion expected on 10 or before July

- Iberdrola BoD

- IBR BoD

IBE + IBR

Corporate resolutions

8-March

IBE / IBR AGM

5-July

MR registration

May

8-July

3-June

6-July

March-April

Merger resolutions announcement

- Signature of merger deed

- Deed registration in MR

IBE and IBR BoD approvals of MBS and MCP

Dividend payment if approved by IBR

BoD: Board of Directors

MBS: Merger Balance Sheets

MCP: Merger Common Projects

AGM: Annual general Meeting

MR: Mercantile Registry

Agenda IBERDROLA

Strategic Fit

Offer Overview

Impact of the merger on Iberdrola

Attractive offer for Iberdrola Renovables’ Shareholders

Tentative Timetable

Conclusions

18

Conclusions IBERDROLA

Reintegration of Iberdrola Renovables into Iberdrola

Renewable energies are key to Iberdrola’s strategy

Improves the ability to extract value through a single business platform

Limited impact on financial strength

Improves Net Profit growth profile

An attractive offer for Iberdrola Renovables shareholders

Important information IBERDROLA

The securities referred to herein that will be issued or delivered by IBERDROLA, S.A. in connection with its merger with IBERDROLA RENOVABLES, S.A. (the “Iberdrola Securities”) have not been, and are not intended to be registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption. The Iberdrola Securities are intended to be made available within the United States in connection with the merger pursuant to an exemption from the registration requirements of the Securities Act.

The merger between IBERDROLA, S.A. and IBERDROLA RENOVABLES, S.A. relates to the securities of a Spanish company. The merger in which IBERDROLA RENOVABLES, S.A. ordinary shares will be exchanged for IBERDROLA, S.A. shares is subject to disclosure requirements of Spain that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since IBERDROLA, S.A. and IBERDROLA RENOVABLES, S.A. are each located in Spain and some or all of their officers and directors may be residents of Spain or other countries different from the U.S. You may not be able to sue a Spanish company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a Spanish company and its affiliates to subject themselves to a U.S. court’s judgment.

This communication contains forward-looking information and statements about IBERDROLA, S.A., including financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, capital expenditures, synergies, products and services, and statements regarding future performance. Forward-looking statements are statements that are not historical facts and are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates” and similar expressions.

Although IBERDROLA, S.A. believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of IBERDROLA, S.A. shares are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of IBERDROLA, S.A., that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public documents sent by IBERDROLA, S.A. to the Comisión Nacional del Mercado de Valores.

Forward-looking statements are not guarantees of future performance. They have not been reviewed by the auditors of IBERDROLA, S.A. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date they were made. All subsequent oral or written forward-looking statements attributable to IBERDROLA, S.A. or any of its members, directors, officers, employees or any persons acting on its behalf are expressly qualified in their entirety by the cautionary statement above. All forward-looking statements included herein are based on information available to IBERDROLA, S.A. on the date hereof. Except as required by applicable law, IBERDROLA, S.A. does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.